Exhibit 99

HEARTLAND EXPRESS ANNOUNCES CLOSING
OF SECONDARY PUBLIC OFFERING OF COMMON STOCK
AND FULL EXERCISE OF UNDERWRITERS’ OPTION

NORTH LIBERTY, IOWA - March 10, 2015 - Heartland Express, Inc. (“Heartland”) (NASDAQ: HTLD) announced today the closing of an underwritten public secondary offering of 3,737,500 shares of Heartland’s common stock by a selling stockholder at a price to the public of $23.75 per share. The closing included the sale by the selling stockholder of 487,500 additional shares pursuant to the underwriters’ option to purchase. The underwriters exercised their option to purchase the additional shares on March 9, 2015.

Stifel, Stephens Inc., Wells Fargo Securities and BB&T Capital Markets acted as joint book-running managers for the offering. The offering was made only by means of a prospectus filed as part of an effective shelf registration statement filed with the Securities and Exchange Commission (the “Commission”). Copies of the prospectus may be obtained from:

Stifel, Nicolaus & Company, Inc. Attention: Syndicate One South Street, 17th Floor Baltimore, Maryland 21202 (443) 224-1988 SyndicateOps@stifel.com	Stephens Inc. Attention: Prospectus Department 111 Center Street Little Rock, Arkansas 72201 (501) 377-2130 prospectus@stephens.com

Wells Fargo Securities Attention: Equity Syndicate Department 375 Park Avenue New York, New York, 10152 (800) 326-5897 cmclientsupport@wellsfargo.com	BB&T Capital Markets Attention: Syndicate 901 East Byrd Street, Suite 300 Richmond, Virginia 23219 (804) 780-3267 prospectusrequests@bbandtcm.com
You may also get these documents for free by visiting the Commission’s website at www.sec.gov.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described above, nor will there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Scudder Law Firm, P.C., L.L.O. acted as legal counsel to Heartland and the selling stockholder, and Vinson & Elkins LLP acted as legal counsel to the underwriters, in connection with the offering.

About Heartland

Heartland is an irregular route truckload carrier based in North Liberty, Iowa serving customers with shipping lanes throughout the United States.  Heartland focuses on medium to short haul regional freight, offering shippers industry leading on-time service so they can achieve their strategic goals for their customers. More information about Heartland can be found on the company website at www.heartlandexpress.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be identified by their use of terms or phrases such as "expects," "estimates," "projects," "believes," "anticipates," "plans," "intends," and similar terms and phrases. Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. In this press release, the statements regarding the offering are forward-looking statements. Actual results could be affected by, and readers should review and consider, the risk factors disclosed by Heartland in its filings with the Commission. We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.

Contact:
Heartland Express, Inc.
Michael Gerdin, Chief Executive Officer
319-626-3600
or
John P. Cosaert, Chief Financial Officer
319-626-3600